UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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NATIONWIDE MUTUAL FUNDS
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

March 15, 2022

Dear Shareholder:

The enclosed Information Statement details a recent subadviser change relating to the Nationwide BNY Mellon Core Plus Bond ESG Fund (the “Fund”), a series of Nationwide Mutual Funds (the “Trust”). Until recently, the Fund was known as the “Nationwide Core Plus Bond Fund.”

Specifically, Nationwide Fund Advisors, the Fund’s investment adviser, recommended, and the Board of Trustees of the Trust (the “Board”) approved, the selection of Insight North America LLC to serve as the new subadviser to the Fund. At the same time, the Board approved the termination of Thompson, Siegel & Walmsley LLC as the Fund’s subadviser. These changes became effective on February 2, 2022. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order requires that this Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online. The Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until June 30, 2022. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Trust at 855-643-7454.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

Stephen R. Rimes
Secretary, Nationwide Mutual Funds

NATIONWIDE MUTUAL FUNDS
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

INFORMATION STATEMENT

Nationwide Mutual Funds (the “Trust”) is furnishing this Information Statement with respect to the Nationwide BNY Mellon Core Plus Bond ESG Fund (the “Fund”), a series of the Trust. Until recently, the Fund was known as the “Nationwide Core Plus Bond Fund.”

The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Trust’s Board of Trustees (the “Board” or the “Trustees”), but without obtaining shareholder approval, provided, among other things, that the Fund sends to its shareholders an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio, or series, of the Trust. The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA. Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the oversight of the Board. NFA selects one or more subadviser(s) it believes will provide the Fund with high-quality investment management services consistent with the Fund’s investment objective. NFA is responsible for the overall monitoring of the Fund’s subadviser(s).

Effective February 2, 2022, Insight North America LLC (“Insight”) began serving as the subadviser to the Fund, following the termination of Thompson, Siegel & Walmsley (“TSW”), the Fund’s previous subadviser.

Insight is unaffiliated with NFA and discharges its responsibilities subject to the supervision of NFA and the oversight of the Board. Insight is paid a subadvisory fee by NFA from the management fees NFA receives from the Fund. In accordance with procedures adopted by the Board, the subadviser of the Fund may effect portfolio transactions through a broker-dealer affiliated with the subadviser that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the appointment of Insight, located at 200 Park Avenue, New York, NY 10166, as the new subadviser to the Fund. The Board approved the appointment of Insight as the subadviser to the Fund on December 8, 2021. Factors considered by the Board in making its decision to approve Insight as the subadviser, as well as other important information, are described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA’s duties to select and supervise the Fund’s subadviser, NFA is responsible for communicating performance expectations to, and evaluating the performance of, the subadviser and recommending to the Board whether a new subadviser should be hired or whether a subadviser’s contract with the Trust should be renewed, modified or terminated. NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund commenced operations on April 22, 2013, in connection with the adoption of the TS&W Fixed Income Portfolio, a series of The Advisor’s Inner Circle Fund, and TSW had been the Fund’s subadviser since that time. In recommending the termination of TSW, NFA acknowledged that TSW had managed the Fund capably and had generally produced above-average returns. It noted, however, that the Fund had been unable to attract any significant investment, other than investment by other Nationwide Funds, and NFA did not expect the Fund to achieve substantial growth or economies under continued management by TSW. NFA sought to replace TSW with a new subadviser that has a strong historical performance record, an investment strategy that distinguishes itself from peers in the “core plus” strategy space, and a strong brand that might help to attract additional assets to the Fund. In addition, NFA sought to identify a subadviser that would take into account environmental, social, and governance (“ESG”) factors in managing the Fund in the belief that doing so will deliver better risk-adjusted returns in the long term.

INSIGHT

NFA recommended to the Board that Insight be appointed to serve as the Fund’s subadviser in place of TSW. NFA recommended that Insight be appointed based on an analysis of its management team, investment process, risk management, compliance program and operational capabilities. NFA placed particular emphasis on Insight’s ESG fixed -income capabilities compared to other established managers in this space. NFA considered that Insight’s core plus strategy that integrates ESG considerations has the potential to benefit the Fund’s shareholders through responsible investment in sustainable issuers that are likely to deliver favorable long-term investment results.

As subadvised by Insight, the Fund is designed to provide a diversified portfolio of different types of fixed-income securities. In contrast to a typical core bond strategy, however, the Fund also invests a portion of its assets in fixed-income securities that carry higher risks, but which potentially offer higher investment rewards. The fixed-income securities in which the Fund may invest include U.S. and foreign corporate bonds, U.S. government securities, bonds issued by foreign governments, corporate loans, asset-backed securities and mortgage-backed securities. The Fund may invest in securities issued by foreign issuers, including those that are located in emerging market countries, although the Fund does not invest more than 20% of its net assets in emerging market securities. Some foreign securities may be denominated in currencies other than the U.S. dollar.

The Fund invests in mortgage-backed securities. Mortgage-backed securities may be either pass-through securities issued by U.S. government agencies, such as Ginnie Mae, Fannie Mae or Freddie Mac, or collateralized mortgage obligations issued either by U.S. government agencies or by private issuers. The Fund may purchase many U.S. agency pass-through securities on a when-issued (also known as “to-be-announced”) basis, and it may also purchase or sell such securities for delayed delivery. When entering into such a transaction, the Fund buys or sells securities with payment and delivery scheduled to take place in the future.

The Fund normally invests primarily in fixed-income securities that are rated, at the time of purchase, investment grade or the unrated equivalent as determined by Insight. The Fund may, however, invest up to 25% of its net assets at the time of purchase, in high-yield bonds (i.e., “junk bonds”). Under normal circumstances, the Fund invests at least 80% of its net assets in fixed-income securities. Securities in which the Fund invests may pay interest on either a fixed-rate or variable-rate basis.

The Fund seeks to achieve its objective by investing in securities offering the highest level of total return while simultaneously managing investment risk. The Fund’s portfolio can be expected to have an average effective duration ranging between three and eight years, although Insight may lengthen or shorten the Fund’s portfolio duration outside this range depending on its evaluation of market conditions. Duration is an indication of an investment’s “interest rate risk,” or how sensitive an investment may be to changes in interest rates. Bonds with longer durations have higher risk and volatility.

In constructing the Fund’s portfolio, Insight relies primarily on proprietary, internally-generated credit research, focusing on both industry/sector analysis and detailed individual security selection. Insight seeks to identify investment opportunities based on the relative value of securities. Insight analyzes individual issuer credit risk based on factors such as management and depth of experience, competitive advantage, market and product position and overall financial strength.

In addition to considering financial information, Insight also evaluates corporate and sovereign issuers based on ESG factors. Insight views ESG factors as among the important drivers of investment value, and believes that integrating ESG factors in research and engaging with issuers to improve ESG standards helps in managing portfolio risk. Insight’s Core Plus strategy views ESG factors to be an important indicator of risk that is considered along with all other relevant factors in selecting securities. At NFA’s request, Insight has modified that strategy for the Fund in order to emphasize ESG factors in the selection of securities.

An issuer’s performance across certain ESG criteria is summarized in a proprietary ESG rating, which is calculated and assigned by Insight on the basis of proprietary research and/or data obtained from various ESG data providers. Insight’s ESG rating for each issuer is derived from multiple factors, which include, but are not limited to:

• Environmental considerations, such as carbon emissions, climate change, biodiversity and environmental benefits;
• Social considerations, such as human rights, diversity and inclusion, labor standards and consumer protection; and
• Governance considerations, such as board structure, succession planning, ownership structure, internal controls and transparency.
For any particular issuer, Insight evaluates the ESG factors that it considers to be the most relevant to the issuer’s industry.  Insight assigns different weights to key ESG factors according to their relevance to the industry group. The overall ESG rating is designed to indicate an issuer’s performance relative to its peers. As a result, Insight is able to identify companies which are best-in-class within a sector, even if they are in an industry group potentially exposed to more negative ESG outcomes. ESG scores range from 1 (best) to 5 (worst). Under normal circumstances, the Fund invests at least 80% of its net assets in securities of issuers with an ESG rating of 1, 2, or 3 at the time of investment.

Insight may purchase impact bonds of issuers with any ESG rating where, in the opinion of Insight, the proceeds of the impact bond will be used to achieve an environmental, social, or governance goal and/or improve the issuer’s overall ESG rating. Typically, Insight seeks to invest at least 5% of the Fund’s net assets in impact bonds. Impact bonds are debt securities issued by corporations, governments and agencies in which the proceeds from the securities issued are directed towards projects that aim to achieve environmental, social or labor objectives. Examples include but are not limited to developing renewable energy infrastructure, improving energy efficiency of existing assets, and building social housing units.

Gautam Khanna, CFA, CPA and James DiChiaro are jointly responsible for the day-to-day management of the Fund, including the selection of the Fund’s investments.

Mr. Khanna joined Insight’s Fixed Income Group in 2003 (via predecessor company, Cutwater Asset Management), where he serves as the Head of US Multi Sector Fixed Income.

Mr. DiChiaro joined Insight’s Fixed Income Group in 1999 (via predecessor company, Cutwater Asset Management), where he serves as a Senior Portfolio Manager.

Based on the foregoing considerations, NFA recommended to the Board that Insight be approved as the subadviser to the Fund.

BOARD CONSIDERATIONS

At a meeting held on December 8, 2021 (the “Meeting”), the Board, of which eight of the nine members are not considered to be “interested persons” of the Fund under the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Trustees”), discussed and unanimously approved the appointment of Insight as the subadviser to the Fund pursuant to a new subadvisory agreement between Insight and NFA. The Board was provided with detailed materials relating to Insight in advance of the Meeting. Before approving the subadvisory agreement, the Independent Trustees met in executive session with their independent legal counsel to discuss information relating to the subadvisory agreement. The material factors and conclusions that formed the basis for the Board’s approval are discussed below.

The Nature, Extent and Quality of the Services to be Provided by Insight as the Subadviser. In making its determinations, the Trustees took into account information provided to it by NFA as to the services to be provided by Insight under the subadvisory agreement, including information relating to the investment strategy and processes that Insight would utilize in managing the Fund. The Board also considered the experience of the investment personnel of Insight who would be managing the Fund.

Investment Performance. The Board considered information concerning Insight’s Core Plus investment strategy, including information regarding the historical investment performance of the strategy.  The Board considered NFA’s statements that Insight had not previously managed a Core Plus ESG investment strategy, but was implementing that investment strategy for the first time, at NFA’s request, for the Fund.  The Board took into account information provided by NFA as to Insight’s experience integrating ESG factors into its investment research procedures.  The Board considered hypothetical performance information concerning Insight’s Core Plus investment strategy adjusted to reflect performance of the MSCI Green Bond Index.  The Board also considered the experience of the investment personnel of Insight who would be managing the Fund.

Fee Level. The Board considered the subadvisory fee rate that would be payable to Insight with respect to the Fund. The Board noted that the fee rates and breakpoints of the subadvisory agreement differed from those under the subadvisory agreement with TS&W.  The Board considered that NFA and Insight agreed to fee rates and breakpoints based on the aggregate assets of the Fund and the NVIT BNY Mellon Core Plus Fund, which is also subadvised by Insight.  The Board considered NFA’s statement that the agreed-upon fee rates and breakpoints with Insight will reduce NFA’s subadviser payment obligations with respect to both the Fund and NVIT BNY Mellon Core Plus Bond Fund, and the Board noted that NFA agreed to share approximately 75% of the Fund’s reduction in subadvisory fees with the Fund’s shareholders by reducing its advisory fee through a fee waiver.

Profitability; Fallout Benefits. No information was presented to the Board regarding Insight’s expected profitability as a result of the subadvisory agreement. The Board considered information regarding the recent profitability of the Fund to NFA.

Terms of the Subadvisory Agreement. The Board considered that the non-compensatory terms of the subadvisory agreement are substantially similar in all material respects to the terms of the subadvisory agreements that the Trust currently has in place for other series of the Trust.

Conclusion. Based on these and other considerations, none of which was individually determinative of the outcome, and after discussion and consideration among themselves, and with NFA, Trust counsel, and independent legal counsel, the Board, including all of the Independent Trustees voting separately, unanimously approved the subadvisory agreement for a two-year period commencing from the execution of the subadvisory agreement.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with Insight, dated February 2, 2022 (the “Agreement”), was approved by the Board, including the Independent Trustees, on December 8, 2021. In accordance with the Manager of Managers Order, the Agreement was not submitted to the Fund’s shareholders for their approval. The terms of the Agreement are substantially similar to the terms of the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers. The following is a brief summary of the material terms of the Agreement.

Term. The Agreement, solely with respect to the Fund, has an initial term that expires on January 1, 2024, and continues for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval. The Agreement can be terminated on not more than 60 days’ written notice by NFA, by a vote of a majority of the Independent Trustees on behalf of the Fund or a majority of the outstanding voting securities of the Fund, or on not less than 120 days’ written notice by Insight. The Agreement terminates automatically if assigned by any party.

Fees. Under the Agreement, the annual subadvisory fee payable by NFA to Insight (as a percentage of the average daily net assets of the Fund) is set forth in the table attached as Exhibit A.

Duties. Under the Agreement, NFA is responsible for assigning all or a portion of the Fund’s assets to Insight and for overseeing and reviewing the performance of Insight. Insight is required to manage the Fund’s portfolio in accordance with the Fund’s investment objectives and policies, subject to the supervision of NFA and the oversight of the Board.

Brokerage. Under the Agreement, Insight is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers Insight selects and to negotiate commissions to be paid on such transactions. In doing so, Insight is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification. Under the Agreement, Insight and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreement, or violation of applicable law.

Insight is required, under the Agreement, to indemnify NFA, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of Insight’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law, as well as under certain other circumstances. The Agreement also contains provisions pursuant to which NFA and the Trust are required to indemnify Insight for any liability and expenses which may be sustained by Insight as a result of NFA’s or the Trust’s willful misfeasance, bad faith, gross negligence, reckless disregard of their respective duties or violation of applicable law.

Regulatory Pronouncements. The Agreement also includes provisions arising from regulatory requirements. These provisions include a requirement that Insight establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act. Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits Insight to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between Insight and other subadvisers to the Fund or funds affiliated with the Fund.

Further Information. The above description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement. A copy of the Agreement will be on file with the SEC and will be available: (i) on the SEC’s EDGAR database via the internet at www.sec.gov; (ii) by electronic request to publicinfo@sec.gov; or (iii) by mail by sending your request to Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549-1520.

OTHER INFORMATION ABOUT INSIGHT

Insight is located at 200 Park Avenue, New York, NY 10166. The following table sets forth the names and principal occupations of the principal executive officers of Insight. The address of each person listed below is 200 Park Avenue, New York, NY 10166.

Name	Title
James C. D’Sidocky	General Counsel
Seth A. Gelman	Chief Compliance Officer
Mark R. Stancombe	Chief Executive Officer
Alex V. Veroude	Chief Investment Officer
David C. Leduc	Deputy CEO, North America

Insight is a registered investment advisory firm with the SEC and is a subsidiary of The Bank of New York Mellon Corporation.

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B. During the fiscal year ended October 31, 2021, the Fund paid investment advisory fees to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including a majority of the Independent Trustees, on December 6, 2021. The Investment Advisory Agreement was last approved by shareholders of the Fund on April 23, 2007.  The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the oversight of the Board: (i) sets the overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of the Fund’s assets not otherwise assigned to a subadviser. With regard to subadvisers, NFA, subject to the oversight of the Board: (i) researches and evaluates each subadviser, if any; (ii)

performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser. Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund’s business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of the outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty, by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not less than 60 days’ written notice to the other party. The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of March 8, 2022, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of March 8, 2022, to the Trust’s knowledge, no person, except as set forth in the table attached as Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of March 8, 2022, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although the Trust is not asking shareholders to vote on the approval of Insight as subadviser to the Fund, the Trust is required to summarize the voting rights of shareholders. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held, and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Shareholders also may revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders.

The foregoing description of shareholder voting rights with respect to the Fund is only a summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders will fully describe the voting rights of shareholders and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter. Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Fund. The address for NFA, NFD and NFM is One Nationwide Plaza, Mail Code 5-02-210, Columbus, Ohio 43215.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policyholders. The address for each of Nationwide Financial, Nationwide Corporation, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of Insight, nor do any such Officers or Trustees own securities issued by Insight or have any other material direct or indirect interest in Insight.

The Trust will furnish, without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free 800-848-0920. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request. Copies of the Information Statement may be obtained, without charge, by calling toll-free 855-643-7454.

By Order of the Board of Trustees of Nationwide Mutual Funds,

Stephen R. Rimes, Secretary

March 15, 2022

EXHIBIT A

SUBADVISORY FEES

The annual subadvisory fees payable by NFA to Insight (as a percentage of the Fund’s average daily net assets) are set forth in the following table:

Fund	Subadvisory Fees
Nationwide BNY Mellon Core Plus Bond ESG Fund
0.20% on Aggregate Subadviser Assetsƚ up to $250 million;
0.15% on Aggregate Subadviser Assetsƚ of $250 million and more but less than $1 billion; and
0.125% on Aggregate Subadviser Assetsƚ of $1 billion and more

ƚ The term “Aggregate Subadviser Assets” shall mean the aggregate amount resulting from the combination of Subadviser Assets of the Nationwide BNY Mellon Core Plus Bond ESG Fund together with the Subadviser Assets (as defined in a Subadvisory Agreement among Nationwide Variable Insurance Trust, Nationwide Fund Advisors and Insight North America LLC, dated September 6, 2021) of the NVIT BNY Mellon Core Plus Bond Fund, a series of Nationwide Variable Insurance Trust.

A-1

EXHIBIT B

INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table:

Fund	Advisory Fees
Nationwide BNY Mellon Core Plus Bond ESG Fund
0.45% on assets up to $500 million;
0.425% on assets of $500 million and more but less than $1 billion;
0.40% on assets of $1 billion and more but less than $1.5 billion; and
0.39% on assets of $1.5 billion and more

B-1

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended October 31, 2021. The amount indicated is after fee waivers and expense reimbursements.

Fund	Advisory Fees
Nationwide BNY Mellon Core Plus Bond ESG Fund	$4,742,007

C-1

EXHIBIT D

OUTSTANDING SHARES

As of March 8, 2022, the Fund had issued outstanding shares in the amounts set forth in the table below:

Fund	Number of Shares Outstanding
Nationwide BNY Mellon Core Plus Bond ESG Fund – Class A	1,410,335.425
Nationwide BNY Mellon Core Plus Bond ESG Fund – Class R6	66,546,346.781
Nationwide BNY Mellon Core Plus Bond ESG Fund – Institutional Service Class	956,620.716

D-1

EXHIBIT E

5% SHAREHOLDERS

As of March 8, 2022, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund.

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
Nationwide BNY Mellon Core Plus Bond ESG Fund – Class A
UBS WM USA WEEHAWKEN, NJ 07086	634,212.508	45%
MORGAN STANLEY SMITH BARNEY LLC NEW YORK, NY 10004	105,675.289	7%
NATIONAL FINANCIAL SERVICES LLC JERSEY CITY, NJ 07310	78,101.558	6%
WELLS FARGO CLEARING SERVICES LLC SAINT LOUIS, MO 63103	74,411.428	5%
CHARLES SCHWAB & CO INC SAN FRANCISCO, CA 94105	69,590.652	5%
PERSHING LLC JERSEY CITY, NJ 07399	64,238.688	5%
Nationwide BNY Mellon Core Plus Bond ESG Fund – Class R6
NVIT INVESTOR DESTINATIONS MODERATE FUND COLUMBUS, OH 43215	14,933,435.447	22%
NVIT INVESTOR DESTINATIONS BALANCED FUND COLUMBUS, OH 43215	12,015,924.206	18%
NVIT INVESTOR DESTINATIONS MANAGED GROWTH FUND COLUMBUS, OH 43215	8,154,556.086	12%
NVIT INVESTOR DESTINATIONS CONSERVATIVE FUND COLUMBUS, OH 43215	7,209,745.642	11%
NVIT INVESTOR DESTINATIONS CAPITAL APPRECIATION FUND COLUMBUS, OH 43215	6,818,804.364	10%
NVIT INVESTOR DESTINATIONS MODERATELY CONSERVATIVE FUND COLUMBUS, OH 43215	6,249,325.189	9%
NVIT INVESTOR DESTINATIONS MODERATELY AGGRESSIVE FUND COLUMBUS, OH 43215	4,981,879.243	7%
NVIT INVESTOR DESTINATIONS MANAGED GROWTH & INCOME FUND COLUMBUS, OH 43215	3,709,848.260	6%
Nationwide BNY Mellon Core Plus Bond ESG Fund – Institutional Service Class
UBS WM USA WEEHAWKEN, NJ 07086	327,524.584	34%
LPL FINANCIAL SAN DIEGO, CA 92121	194,794.124	20%
RAYMOND JAMES & ASSOC INC ST PETERSBURG, FL 33716	134,714.001	14%
MORGAN STANLEY SMITH BARNEY LLC NEW YORK, NY 10004	94,672.533	10%
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E-1

NATIONWIDE MUTUAL FUNDS
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848‐0920

Nationwide BNY Mellon Core Plus Bond ESG Fund
(formerly, Nationwide Core Plus Bond Fund)

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

March 15, 2022

This communication presents only an overview of the more complete Information Statement that is available to you on the internet relating to the Nationwide BNY Mellon Core Plus Bond ESG Fund (the “Fund”), a series of Nationwide Mutual Funds (the “Trust”). Until recently, the Fund was known as the “Nationwide Core Plus Bond Fund.” We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for review: Nationwide BNY Mellon Core Plus Bond ESG Fund Information Statement

The Information Statement details a recent subadviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) approved the selection of Insight North America LLC to serve as the new subadviser to the Fund. At the same time, the Board approved the termination of Thompson, Siegel & Walmsley LLC as the subadviser to the Fund. This change became effective on February 2, 2022. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order instead requires that the Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online.

All shareholders of record as of March 8, 2022 will receive this Notice. This Notice will be sent to shareholders on or about March 29, 2022. The full Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until June 30, 2022. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 855-643-7454.

If you want to receive a paper or email copy of the above listed document, you must request one. There is no charge to you for requesting a copy.